SCHEDULE 14C
                  Information Required in Information Statement
Reg. ss.240.14c-101

                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                                GPN NETWORK, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:_________________.

     (2)  Form, Schedule or Registration Statement No.:__________________.

     (3)  Filing Party:______________________.

     (4)  Date Filed:_______________________.

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                                     OF THE
                       SECURITIES EXCHANGE ACT OF 1934 AND
                           REGULATION 14 C THEREUNDER


                                GPN NETWORK, INC.
                      1901 Avenue of the Stars, Suite 1950
                          Los Angeles, California 90067


                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY


This information statement (the "Information Statement") is furnished to the stockholders of GPN Network, Inc., a Delaware corporation (the "Company"), with respect to a certain corporate action of the Company.

The corporate action is a proposal providing for an amendment to the Company's Certificate of Incorporation to implement a one-for-twenty reverse-stock split.

ONLY THE  COMPANY'S  STOCKHOLDERS  OF RECORD AT THE CLOSE OF BUSINESS ON MAY 26,
2003 (THE "RECORD DATE") WERE ENTITLED TO NOTICE OF AND TO VOTE ON THE PROPOSALS. PRINCIPAL STOCKHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S 23,681,297 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSAL HAVE VOTED IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL WAS APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Todd M. Ficeto
                                              ------------------
                                              Todd M. Ficeto
                                              President

Los Angeles, California

________, 2003

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                                TABLE OF CONTENTS
                                -----------------

                                                                        PAGE NO.
                                                                        --------

ABOUT THE INFORMATION STATEMENT .......................................     3

     WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT? ................     3

     WHO WAS ENTITLED TO VOTE? ........................................     3

     WHAT WERE THE BOARD OF DIRECTORS' RECOMMENDATIONS? ...............     3

     WHAT VOTE WAS REQUIRED TO APPROVE THE PROPOSAL ...................     3

CONSENTING STOCKHOLDERS ...............................................     3

STOCK OWNERSHIP .......................................................     4

     BENEFICIAL OWNERS AND DIRECTORS AND EXECUTIVE OFFICERS ...........     4

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION .........................     5

     EFFECT OF THE REVERSE-STOCK SPLIT ................................     6

FORWARD LOOKING STATEMENTS ............................................     7

ADDITIONAL INFORMATION ................................................     8



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

                                GPN NETWORK, INC.
                      1901 Avenue of the Stars, Suite 1950
                          Los Angeles, California 90067


                              INFORMATION STATEMENT
                                   _____, 2003


This Information Statement contains information related to a certain corporate action of GPN Network, Inc., a Delaware corporation (the "Company").

                         ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

A majority of the Company's stockholders, entitled to vote, has approved the one-for-twenty reverse-stock split.

WHO WAS ENTITLED TO VOTE?

Each outstanding share of common stock as of the close of business on the record date, May 26, 2003, was entitled to one vote on the matters to be voted upon in regard to the one-for-twenty reverse-stock split proposal. Stockholders owning 19,728,400 shares representing approximately 83% of shares entitled to vote have voted in favor of such proposal.

WHAT WAS THE BOARD OF DIRECTORS' RECOMMENDATIONS?

The  Board  of  Directors'   recommendation  is  set  forth  together  with  the
description of the proposal in this Information Statement. In summary, the Board recommends a vote:

     o FOR the approval of an amendment to the Company's Certificate of Incorporation to affect a one-for-twenty reverse-stock split (the "Amendment").

WHAT VOTE WAS REQUIRED TO APPROVE THE PROPOSAL

For the approval of the one-for-twenty reverse-stock split, the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote on the record date, or 11,840,649 shares, was required for approval.

                             CONSENTING STOCKHOLDERS

On May 26, 2003, our Board of Directors unanimously adopted resolutions declaring the advisability of, and recommended that the stockholders approve the one-for-twenty reverse-stock split. In connection with the adoption of this resolution, the Board elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce the costs and implement the proposal in a timely manner.

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

On May 26, 2003, Todd M. Ficeto and John M. Alderson, who beneficially own approximately 56% and 32% of our common stock, respectively, consented in writing to the proposed Amendment.

Under Delaware law, we are required to give all stockholders written notice of any actions that are taken by written consent without a stockholders meeting. Under Section 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act"), the transactions cannot become effective until 20 days after the mailing date of this Information Statement to our stockholders.

We are not seeking written consent from any of our stockholders and our other stockholders will not be given an opportunity to vote with respect to the transactions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of:

     o Advising stockholders of the action taken by written consent, as required by Delaware law; and

     o Giving stockholders advance notice of the actions taken, as required by the Exchange Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Delaware law to dissent or require a vote of all our stockholders.

                                 STOCK OWNERSHIP

BENEFICIAL OWNERS AND DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the amount of common stock of the Company beneficially owned by the Company's directors and executive officers and by all directors and executive officers as a group as of May 26, 2003 and by all persons who own beneficially more than five percent of the Company's issued and outstanding common stock as of May 26, 2003. Unless otherwise indicated, beneficial ownership is direct, and the person indicated has sole voting and investment power. As of May 26, 2003, the Company had 23,681,297 shares of common stock issued and outstanding.

                                                    SHARES
                                                  BENEFICIALLY       PERCENT
  NAME AND ADDRESS            POSITION               OWNED           OF CLASS
--------------------   ----------------------   ----------------    ----------

Todd M. Ficeto         President and Director    14,700,000 (1)        56.1%
John M. Alderson                 ___              7,528,400            31.8%

(1) Includes warrants to purchase 2,500,000 shares of the Company's common stock at $0.03 per share.

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                THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Our Board of Directors unanimously adopted a resolution that declared the advisability of and recommended that the stockholders approve an amendment to our Certificate of Incorporation that will implement a one-for-twenty reverse-stock split and, hopefully, increase the trading price of our common stock. The Amendment was approved by the written consent of the holders of a majority of our outstanding common stock on May 26, 2003. The reverse split will be implemented by filing the Amendment in the office of the Secretary of State of the State of Delaware.

The Amendment will be filed on _____, 2003, or as soon thereafter as practicable, and will become effective when filed. When the Amendment becomes effective, it will implement a one-for-twenty reverse split of our issued and outstanding common stock without changing our authorized capitalization. The operative text of the Amendment follows:

                                    "FOURTH"

     (a) This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     (b) Upon the effectiveness of the amendment contained in this Certificate of Amendment (the "Effective Date"), each twenty (20) shares of common stock, par value $.001 per share, of this Corporation's issued and outstanding Common Stock at the close of business on the Effective Date shall be converted into one share of fully paid and nonassessable Common Stock, without change in the aggregate number of shares of Common Stock this Corporation shall be authorized to issue pursuant to Article Fourth (a).

     (c) In lieu of the issuance of any fractional shares that would otherwise result from Article Fourth (b)above, this Corporation shall issue to any

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

stockholder that would otherwise receive fractional shares one whole share, the additional shares thereby issued being taken from authorized but theretofore unissued shares of Common Stock.

     (d) Following the effectiveness of this amendment, certificates representing the shares of Common Stock to be outstanding after the Effective Date may be exchanged for certificates now outstanding pursuant to procedures adopted by this Corporation's Board of Directors and communicated to those who are to receive new certificates."

EFFECT OF THE REVERSE SPLIT

Any new shares issued in connection with the reverse split will be fully paid and non-assessable. The number of stockholders will remain unchanged. The reverse split will decrease the number of outstanding common shares but will not affect any stockholder's proportionate interest in our Company, except for minor differences resulting from the rounding up of fractional shares. The par value of our common stock will remain unchanged. While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the reverse split for all periods presented in our future financial reports and regulatory filings.

While it is expected that the reverse split will result in an increase in the market price of our common stock, there can be no assurance that our common stock will trade at a multiple of 20 times our current price, or that any such increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of a reverse split.

The possibility exists that the reduced number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity. In addition, the reverse split will increase the number of the stockholders who own odd lots, or less than 100 shares. Stockholders who own odd lots typically find it difficult to sell their shares and frequently find odd lot sales more expensive than round lot sales of 100 shares or more. Consequently, there can be no assurance that the reverse stock split will achieve the desired results outlined above.

After the reverse split, the Company will have issued and outstanding approximately 1,184,065 shares of its common stock, and we will have the corporate authority to issue approximately 100,000,000 shares of authorized but unissued common stock and 10,000,000 shares of preferred stock. These authorized and unissued shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our Company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute our net tangible book value.

We will not become a private Company as a result of the reverse split, and our common stock will continue to be quoted on the OTC: Bulletin Board.



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

                           FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in our future SEC filings.












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

                             ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities and Exchange Commission (the "SEC"), including our:

     o    Annual Report for the year ended December 31, 2002 (the "Form
          10-KSB");

     o    Quarterly Report for the period ended March 31, 2003 (the "Form
          10-QSB")

Copies of these reports are not included in this Information Statement but may be obtained from the SEC's web site at "www.sec.gov." We will mail copies of our prior SEC reports to any stockholder upon written request.


                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ Todd M. Ficeto

                                           ------------------
                                           Todd M. Ficeto
                                           President



Los Angeles, California
_________, 2003
















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